UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 9, 2024

MULLEN AUTOMOTIVE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)
Rights to Purchase Series A-1 Junior Participating Preferred Stock	None	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 9, 2024, pursuant to the terms of the securities purchase agreement dated May 14, 2024 between Mullen Automotive Inc. (the “Company”) and certain investors (the “Securities Purchase Agreement”), which was previously disclosed in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 14, 2024 (the “Form 10-Q”), the investors purchased an additional 5% Original Issue Discount Senior Secured Notes that are convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in the initial aggregate principal amount of $10.5 million (or $10 million including the 5% original issue discount) (the “Notes”) and also received five-year warrants exercisable for an aggregate of 3,834,726 shares of Common Stock (the “Warrants”). The Notes and Warrants have the same terms and conditions as the previously issued notes and warrants as described in the Form 10-Q.

On July 9, 2024, pursuant to the terms of the Settlement Agreement and Release dated May 31, 2024 between the Company and Ault Lending, LLC (the “Preferred Investor”) as previously disclosed in the Company Current Report on Form 8-K filed with the SEC on June 6, 2024, the Company issued to the Preferred Investor a 5% Original Issue Discount Senior Secured Notes in the initial aggregate principal amount of $3,157,894.74 (or $3.0 million including the 5% original issue discount), and five-year warrants exercisable for an aggregate of 1,150,416 shares of Common Stock, in exchange for 76,923 shares of the Company’s Series E Preferred Stock, par value $0.001 per share, held by the Preferred Investor. Such notes and warrants were issued to the Preferred Investor pursuant to the Securities Purchase Agreement and have the same terms and conditions of the Notes and Warrants, as further described in the Form 10-Q.

Copies of the Securities Purchase Agreement, the form of Note and the form of Warrant are filed as Exhibits 10.3, 10.3(a), and 10.3(b), respectively, to the Form 10-Q and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure required by this Item is included in Item 2.03 of this Current Report on Form 8-K and is incorporated herein by reference. The Notes and Warrants issued to the investors pursuant to the Securities Purchase Agreement, and upon conversion or exercise, as applicable, the shares of Common Stock will be issued pursuant to the exemption from registration for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes and Warrants issued to the Preferred Investor were issued pursuant to the exemption contained in Section 3(a)(9) of the Securities Act, which applies to transactions in which a security is exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

From June 10 through July 8, 2024, the Company issued an aggregate of 837,600 additional shares of Common Stock, pursuant to the terms of the Settlement Agreement and Stipulation with Silverback Capital Corporation (“SCC”), dated May 13, 2024 approved by a court order on May 29, 2024 (the “Settlement Agreement”). Further information about the Settlement Agreement and related court order were previously reported in the Company’s Current Report on Form 8-K, filed with the SEC on June 6, 2024. The issuance of Common Stock to SCC pursuant to the terms of the Settlement Agreement approved by the court order is exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof, as an issuance of securities in exchange for bona fide outstanding claims, where the terms and conditions of such issuance are approved by a court after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held a special meeting of stockholders on July 9, 2024 (the “Special Meeting”). As of June 3, 2024, the record date for the Special Meeting (the “Record Date”), there were issued and outstanding 15,583,380 shares of Common Stock, 648 shares of series A preferred stock, par value $0.001 per share (“Series A Preferred Stock”), 458 shares of series C preferred stock, par value $0.001 per share (“Series C Preferred Stock”) and 76,923 shares of series E preferred stock, par value $0.001 per share (“Series E Preferred Stock”), entitled to vote at the Special Meeting. There are no shares of series B preferred Stock outstanding and the shares of series D preferred stock were not entitled to vote on the matters at the Special Meeting. Holders of Series A Preferred Stock are entitled to 1,000 votes for each share of Series A Preferred Stock, which represents 648,000 votes. Holders of Series C Preferred Stock are entitled to one vote for each share of Common Stock into which such Series C Preferred Stock may be converted, which was one share. Holders of Series E Preferred Stock are entitled to 10 votes for each share of Common Stock into which such Series E Preferred Stock may be converted, which represents 769,230 votes. A total of 5,257,706 shares of capital stock entitled to vote at the Special Meeting, representing 6,532,430 votes, were present, in person or by proxy, at the Special Meeting, constituting a quorum pursuant to the Company’s Amended and Restated Bylaws. A description of each matter voted upon at the Special Meeting is described in detail in the proxy statement as supplemented, filed with the SEC on June 10, 2024 and July 2, 2024, respectively (the “Proxy Statement”). The final votes on the proposals presented at the Special Meeting are set forth below.

Proposal 1: Approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of Common Stock pursuant to senior secured convertible notes and related warrants, and any future adjustments of the conversion price of the notes and exercise price of the warrants, purchased pursuant to a Securities Purchase Agreement dated May 14, 2024, in excess of the 19.99% share cap contained therein. The proposal required the affirmative vote of a majority of the voting power of the outstanding shares of Common Stock, Series A Preferred Stock, Series C Preferred Stock and Series E Preferred Stock (voting on an as-converted to Common Stock basis, as applicable), present in person or represented by proxy and entitled to vote thereon, all voting together as a single class. Abstentions had the same effect as votes against the proposal. Broker non-votes had no effect on the result of the vote. Proposal 1 was approved by vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,744,043	767,883	20,504	N/A

Proposal 2: Approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the potential issuance and sale of shares of Common Stock pursuant to a Common Stock Purchase Agreement dated May 21, 2024 with an equity line investor, in excess of the 19.99% share cap contained therein. The proposal required the affirmative vote of a majority of the voting power of the outstanding shares of Common Stock, Series A Preferred Stock, Series C Preferred Stock and Series E Preferred Stock (voting on an as-converted to Common Stock basis, as applicable), present in person or represented by proxy and entitled to vote thereon, all voting together as a single class. Abstentions had the same effect as votes against the proposal. Broker non-votes had no effect on the result of the vote. Proposal 2 was approved by vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,741,281	769,473	21,676	N/A

Proposal 3: To approve the adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor one or more of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposal(s) or establish a quorum. The proposal required the affirmative vote of a majority of the voting power of the outstanding shares of Common Stock, Series A Preferred Stock, Series C Preferred Stock and Series E Preferred Stock (voting on an as-converted to Common Stock basis, as applicable), present in person or represented by proxy and entitled to vote thereon, all voting together as a single class. Abstentions had the same effect as votes against the proposal. Broker non-votes had no effect on the result of the vote. Since a quorum was established for the Special Meeting and there were sufficient votes for approval of the other proposals, this proposal was not presented at the Special Meeting. However, the vote of stockholders was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,758,080	744,890	29,460	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: July 12, 2024	By:	/s/ David Michery
David Michery
Chief Executive Officer

3